Exhibit 10.3

EXECUTION COPY

R-1	REGISTERED

THE BENEFICIENT COMPANY GROUP, L.P.

Exchangeable Promissory Note

FOR VALUE RECEIVED, The Beneficient Company Group, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to GWG Holdings, Inc. (the “Lender”), $162,911,379 or, if less due to prepayment in accordance with Section 2.03, the unpaid principal amount of this Note on August 9, 2023 (the “Maturity Date”), and to pay interest on the principal amount of this Note as provided in Section 2.01. The Lender accepts as of the date hereof this Note in connection with the Transaction (as defined below), and the Borrower issues the Note and undertakes the obligations hereunder in connection with the Transaction for value received effective as of the date hereof.

Reference is hereby made to the further provisions of this Note set forth below, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

[Signature page to follow.]

IN WITNESS WHEREOF, the undersigned has caused this promissory note to be executed as of the date set forth above.

Dated: August 10, 2018

THE BENEFICIENT COMPANY GROUP, L.P.

By:	Brad K. Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer

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Section 1.01  Defined Terms.

For the purposes of this Note:

“Affiliate” means, with respect to a Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, “Affiliate” means an Affiliate of the Borrower.

“Alternative Asset Financing Portfolio” means the portfolio of illiquid financial and alternative assets, including investments in private equity funds, mezzanine funds, venture capital funds, private real estate, gated hedge funds, life settlements and other similar financial and alternative assets, to be acquired by the Borrower or its subsidiaries in the ordinary course of the Borrower’s trust products and services.

“Applicable Law” means, anything in Section 5.01(e) to the contrary notwithstanding, (a) all applicable common law and principles of equity and (b) all applicable provisions of all (i) constitutions, statutes, rules, regulations and orders of Governmental Authorities, (ii) Governmental Approval and Governmental Registration and (iii) orders, decisions, judgments and decrees, including any Governmental Order.

“Bank Debt” means Indebtedness for borrowed money advanced to the Borrower by any commercial bank pursuant to one or more commercial term loan and/or revolving credit facilities (including any letter of credit subfacility).

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Minneapolis, Minnesota, Dallas, Texas or New York City, New York are authorized or required by law to close.

“Common Trusts” means The Collective Collateral Trust I, The Collective Collateral Trust II, The Collective Collateral Trust III, The Collective Collateral Trust IV, The Collective Collateral Trust V, The Collective Collateral Trust VI, The Collective Collateral Trust VII, and The Collective Collateral Trust VIII.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” and the sign “$” means the lawful currency of the United States of America.

“EOD Material Adverse Effect” means any event or circumstance that, individually or in the aggregate, has or would reasonably be expected to:

(A) have a material and adverse effect on the business, assets, financial condition or operations of the Borrower; or

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(B) have a material and adverse effect on the ability of the Borrower to perform its obligations under this Note or any material contract to which it is a party, including the Master Exchange Agreement; or

(C) have a material and adverse effect on (i) the rights of, or benefits available to, the Lender under this Note, or (ii) the status, existence or ranking of the obligations of the Borrower hereunder resulting in or from a breach of Section 3.01 or 3.02 of this Note; or

(D) have an effect on the status of the Borrower which would require it to register as an investment company under the Investment Company Act.

“Event of Default” means any of the events specified in Section 4.01.

“GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

“Governmental Approval” means any authority, consent, approval, license (or the like) or exemption (or the like) of any governmental unit.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal, or any arbitral tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, compliance agreement, settlement agreement, decision, determination or award, in each case, entered by or with any Governmental Authority or arbitrator.

“Governmental Registration” means any registration or filing (or the like) with, or report or notice (or the like) to, any governmental unit.

“Indebtedness” of any Person means (a) any obligation of such Person for borrowed money; (b) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument; (c) any obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not more than sixty days past due); (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (g) any guarantees (contingent or otherwise) of the Indebtedness of others or obligations having the economic effect of guaranteeing Indebtedness of others; (h) all capital lease obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and (k) all obligations, contingent or otherwise, of such Person under hedging agreements, swap or other derivatives of any nature.

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“Insolvency Proceeding” means any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other similar proceeding under any federal or state bankruptcy or similar law.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Laws” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Lender” means (a) GWG Holdings, Inc., and (b) any Person (other than the Borrower or any of its Affiliates) that has been assigned any or all of the rights or obligations of the Lender pursuant to Section 5.01(d).

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Lien” means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (a) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (b) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured Liabilities of such Person. For the purposes of this Note, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Master Exchange Agreement” means that certain Master Exchange Agreement, dated as of January 12, 2018, by and among the Borrower, the Lender, GWG Holdings, Inc., an Affiliate of the Lender, MHT Financial SPV, LLC and each of the Exchange Trusts set forth on Schedule I thereto, as amended by the First Amendment to Master Exchange Agreement, dated as of April 30, 2018, the Second Amendment to Master Exchange Agreement, dated as of June 29, 2018, and the Third Amendment to Master Exchange Agreement, dated as of August 10, 2018, and as may be further amended or restated from time to time on or after the date hereof.

“Materially Adverse Effect” means, (a) with respect to any Person, any materially adverse effect on such Person’s business, assets, Liabilities, financial condition, results of operations or business prospects, (b) with respect to a group of Persons “taken as a whole”, any materially adverse effect on such Persons’ business, assets, Liabilities, financial conditions, results of operations or business prospects taken as a whole on, where appropriate, a consolidated basis in accordance with GAAP, and (c) with respect to this Note, any materially adverse effect on (i) the binding nature, validity or enforceability hereof as an obligation of the Borrower or (ii) the rights or remedies available to the Lender hereunder.

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“NAV” means the net asset value (calculated by the Borrower in accordance with its customary procedures) of the Borrower’s Alternative Asset Financing Portfolio (inclusive of securities of GWG held by the Common Trusts) plus, without duplication, all cash held by the Borrower (as of the date of determination) except for any cash held for distribution.

“NPC-B Unit Accounts” means that certain class of limited partnership interests in Beneficient Company Holdings, L.P., a Delaware limited partnership and a Subsidiary of the Borrower.

“Parties” means the Borrower and the Lender.

“Person” means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

“Qualified Public Offering” means a firm commitment underwritten public sale of the Borrower’s common stock pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, in which the Borrower receives aggregate net cash proceeds (after underwriting discounts and commissions and offering expenses) of at least $50 million and upon the completion of which the Borrower’s common stock is listed on the New York Stock Exchange or the Nasdaq Stock Market.

“Qualified Valuation Expert” means an accounting, appraisal or investment banking firm of nationally recognized standing, such as Duff & Phelps, that is, in the reasonable judgment of the Borrower, qualified to perform the task for which it has been engaged.

“Senior Obligations” means obligations of the Borrower under Bank Debt and obligations which may arise in connection with NPC-B Unit Accounts, which in each case are incurred in compliance with Section 3.02 of this Note.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms’ ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Tax” means any federal, state or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

“Transaction” means, collectively, the series of transactions undertaken pursuant to the Master Exchange Agreement, including, among others, that certain Commercial Loan Agreement between the Borrower and GWG Life, LLC and the loan issued thereunder (the “Loan”).

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Section 2.01 Interest.

Interest shall accrue on the principal amount of this Note commencing on August 10, 2018 at a rate per annum equal to 12.40%, shall compound annually on each anniversary of the Initial Transfer Date and shall be payable in cash on the earlier to occur of the Maturity Date or the Final Closing Date. In the event the Final Closing Date occurs prior to the Maturity Date, the Borrower may, at its option, pay the accrued interest on this Note in the form of a promissory note, substantially in the form of this Note, and providing for a term of up to two years and cash interest payable semi-annually at the rate of 5.00% per annum. Notwithstanding the foregoing, the Lender agrees that the Borrower may, at Borrower’s option, add to the outstanding principal balance of the Loan an amount equal to such amount of accrued interest due and payable on the then outstanding balance under this Note in lieu of payment in cash of such accrued interest thereon at the Final Closing Date (or, if earlier, the Maturity Date).

Section 2.02 Payment of Principal.

In the event the Maturity Date occurs prior to the Final Closing Date, the Borrower shall pay the principal amount of this Note in cash.

In the event the Final Closing Date occurs on or prior to the Maturity Date, the principal amount of this Note shall be payable in common units (“Units”) of partnership interest of the Borrower at a price equal to $10.00 (the “Unit Price”) per Unit. In the event the Borrower enters into any extraordinary corporate transaction, effects a capital reorganization or reclassification of its Units or splits, subdivides or combines its Units, the Unit Price shall be appropriately adjusted as the Borrower and the Lender shall mutually agree. .

Section 2.03 Prepayments.

The Borrower may, at any time and from time to time, prepay this Note in cash in whole or in part, without premium or penalty, subject only to payment of interest accrued to the date of repayment in accordance with Section 2.01. The Borrower shall give the Lender notice of each prepayment pursuant to this Section 2.03 no later than 10:00 a.m., Central time, on the third Business Day before the date of such prepayment. Each such notice of prepayment shall be in the form of Exhibit A and shall specify (i) the date such prepayment is to be made, (ii) the amount of principal of this Note to be prepaid, such amount to be in minimum increments of $1,000,000 and a minimum amount of $5,000,000, and (iii) the amount of accrued interest to be paid.

Section 2.04 Computation of Interest.

Interest shall be computed on the basis of a year of 360 calendar days and paid for the actual number of calendar days elapsed. Interest for any period shall be calculated from and including the first day thereof to but excluding the last day thereof.

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Section 2.05 Payments by the Borrower.

(a) Manner. All payments due to the Lender under this Note shall be made in cash in immediately available funds to an account or accounts specified in writing by the Lender to the Borrower from time to time.

(b) No Reductions. All payments due to the Lender under this Note shall be made by the Borrower without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim or Tax, except for any withholding or deduction for Taxes required to be withheld or deducted under Applicable Law.

(c) Extension of Payment Dates. If a payment to be made hereunder shall fall due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day without additional interest thereon.

Section 3.01 Ranking.

The Lender hereby acknowledges and agrees that this Note and any right of repayment, including any enforcement of remedies, is and shall be subordinate to all Senior Obligations, including Senior Obligations incurred, created, issued, assumed or guaranteed in accordance with Section 3.02 hereof after the date hereof. The Parties agree that, in the event of (a) any proceeding against the Borrower for enforcement of creditors’ rights; (b) any liquidation or dissolution of the Borrower; (c) any bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Borrower or its property; (d) any assignment by the Borrower for the benefit of its creditors; or (e) any marshalling of the Borrower’s assets and liabilities, the holders of any Senior Obligations shall first be entitled to receive payment of amounts then due and payable on such Senior Obligations before the Lender shall be entitled to receive payment. The Borrower shall ensure that at all times while any principal amount of this Note remains outstanding, the claims of the Lender in respect of this Note shall in all respects rank prior to or at least pari passu with the claims of every unsecured creditor of the Borrower (other than with respect to the Senior Obligations permitted hereby). For the avoidance of doubt, the Loan shall rank pari passu with this Note.

Section 3.02 Additional Indebtedness.

Until this Note shall have been paid in full, the Borrower shall not directly or indirectly incur, create, assume or suffer to exist any Indebtedness that is senior in right of payment to the payment obligations under this Note; provided that the Borrower may incur, create or assume Senior Obligations if, after giving effect to the incurrence thereof on a pro forma basis, the aggregate dollar equivalent amount of all outstanding Senior Obligations would not exceed (when taken together with the Borrower’s then-existing Senior Obligations) 55% of the Borrower’s NAV; provided further that any Bank Debt of the Borrower shall not exceed at the time of incurrence, and after giving effect to the incurrence thereof on a pro forma basis, the lesser of (i) 40% of the Borrower’s NAV and (ii) $200,000,000 (provided that the limitation of this clause (ii) shall not apply if either a Qualified Public Offering has occurred or no NPC-B Unit Accounts are outstanding).

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Section 3.02 Liens.

The Borrower shall not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable rights to distributions) or rights in respect of any thereof, except:

(a)  Liens imposed by law for taxes that are not yet due or are being contested in good faith;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)  judgment liens in respect of judgments that do not constitute an Event of Default under Section 4.01(h);

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower;

(g)  any interest or title of a lessor under any operating lease entered into by the Borrower in the ordinary course of its business and covering only the assets so leased; and

(h)  Liens and rights of setoff of banks and securities intermediaries in respect of deposit accounts and securities accounts maintained in the ordinary course of business;

(i)   any Lien on any property or asset of the Borrower existing on the date hereof and set forth in Schedule 3.02(i) hereto; provided that (i) such Lien shall not apply to any other property or asset of the Borrower and (ii) such Lien shall secure only those obligations which it secures on the date hereof; and

(j)   Liens securing Bank Debt permitted to be incurred pursuant to the terms hereof.

Section 4.01 Events of Default.

The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

(a)  the Borrower fails to pay any principal or interest when due and such failure continues for five (5) calendar days after written notice to the Borrower;

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(b)  the Borrower fails to observe any of the covenants contained in Sections 3.01 or 3.02;

(c)  the Borrower fails to observe any other covenant contained in this agreement and such failure continues for twenty (20) calendar days after written notice to the Borrower;

(d)  the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness in an aggregate amount in excess of $12,500,000, when and as the same shall become due and payable, which failure shall continue beyond any cure period provided under the terms of such Indebtedness;

(e)  any event or condition occurs that results in any Indebtedness in an aggregate amount in excess of $12,500,000 becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (in the case of any such Indebtedness constituting a guarantee) to become payable;

(f)   an event has occurred that has had or could reasonably be expected to have an EOD Material Adverse Effect and such EOD Material Adverse Effect continues and remains uncured for a period of thirty (30) calendar days after written notice to the Borrower;

(g)  (i) the Borrower commences any case, proceeding or other action (A) under any law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(ii) there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 4.01(g)(i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days;

(iii) there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) calendar days from the entry thereof;

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(iv) the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 4.01(g)(i), Section 4.01(g)(ii) or Section 4.01(g)(iii) above; or

(h)  one or more judgments (not covered by a financially solvent insurance company that has not denied coverage) for the payment of money in an aggregate amount in excess of $12,500,000 (treating any deductible, self-insurance, denied claim, uninsured liability or retention as not so covered) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment.

Section 4.02 Remedies upon Event of Default.

Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may at its option, by written notice to the Borrower declare the entire outstanding principal amount of this Note, together with all accrued interest thereon, immediately due and payable; provided, however, that, if an Event of Default described in Section 4.01(g) shall occur, the outstanding principal of and accrued interest on this Note shall become immediately due and payable without any notice, declaration or other act on the part of the Lender. Lender may, upon five (5) Business Days’ prior written notice to holders of Bank Debt, commence a judicial action to liquidate and reduce to judgment its claim for the payment of obligations hereunder, and, if an Insolvency Proceeding has been commenced by or against Borrower, file and vote any claim in any such proceeding; provided that (i) the Lender shall only be entitled to payment of amounts due it, whether reduced to judgment or otherwise, from the proceeds of the Borrower’s sale of its assets or equity interests, including the Borrower’s liquidation of its assets, or from any distributions in any Insolvency Proceeding; (ii) any proceeds or recoveries shall be subject to the subordination provision of Section 3.01 in all respects until the payment in full of amounts then due and payable on the Senior Obligations (or such other payments or provision satisfactory to the holders of Senior Obligations); and (iii) Lender shall not, directly or indirectly, institute against (or solicit or encourage any Person to institute against), or join any other Person in instituting against, the Borrower any Insolvency Proceeding.

Section 5.01

(a) Notices and Deliveries. Except as otherwise expressly provided, all notices, communications and materials to be given or delivered pursuant to this Note shall be given or delivered in writing at the following respective addresses and to the attention of the following individuals or departments or at such other address or to the attention of such other individual or department as the Party to which such information pertains may hereafter specify in writing:

(i) if to the Borrower, to it at:

The Beneficient Company Group, L.P.
325 N. Saint Paul Street, Suite 4850
Dallas, TX 75205
Attn: Chief Administrative Officer
Telephone: +1-214-445-4700
Facsimile: +1-214-445-4701
E-mail: jhinkle@beneficient.com

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(ii) if to the Lender, to it at:

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Attn: Chief Financial Officer
Telephone: +1-612-746-1932
Facsimile: +1-612-746-0445
E-mail: bacheson@gwglife.com

Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (iii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment or confirmation from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other electronic confirmation of delivery).

(b) Rights Cumulative. Each of the rights and remedies of the Lender under this Note shall be in addition to all of its other rights and remedies under this Note and Applicable Law, and nothing in this Note shall be construed as limiting any such rights or remedies.

(c) Amendments; Waivers. Any term, covenant, agreement or condition of this Note may be amended, and any right under this Note may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Lender and, in the case of an amendment, by the Borrower. Unless otherwise specified in such waiver, a waiver of any right under this Note shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Lender under this Note or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Lender under this Note or Applicable Law.

(d) Assignments. Neither Party may assign any of its rights or obligations under this Note without the prior written consent of the other Party; provided, that the Lender may, without the consent of the Borrower and pursuant to the terms of the Supplemental Indenture (as defined below),, assign its rights, in whole or from time to time in part, to holders of the Seller Trust L Bonds issued by the Lender pursuant to that certain Supplemental Indenture, dated as of August 10, 2018 to the Amended and Restated Indenture, dated as of October 23, 2017 (the “Supplemental Indenture”), between the Lender and Bank of Utah, as trustee, in each case as such instruments may be amended or restated from time to time. Upon any assignment by the Lender in accordance with this Section 5.01(d), the Borrower shall promptly (i) cancel this Note, (ii) issue to each assignee a Note in the principal amount so assigned, (iii) issue to the Lender a new Note in the principal amount that was not assigned by the Lender, and (iv) take such further actions and execute such further instruments and documents as the Lender may reasonably request to effect such assignment.

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(e) Governing Law. This Notes and any claim, controversy, dispute or cause of action in contract based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

(f) Judicial Proceedings; Waiver of Jury Trial. The parties hereto agree that any judicial proceeding with respect to this Note may be brought in any court of competent jurisdiction in the State of New York and irrevocably waive any objection they may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. The parties hereto waive personal service of process and consent that service of process may be made by certified or registered mail, return receipt requested, at the relevant address specified or determined in accordance with the provisions of Section 5.01(a), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CLAIM IN RESPECT OF THIS LOAN.

(g) Severability of Provisions. Any provision of this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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Exhibit A

NOTICE OF PREPAYMENT

Date: [                                       ]

GWG Holdings, Inc.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402
Attn: Chief Financial Officer

Ladies and Gentlemen:

Reference is made to the Exchangeable Promissory Note, dated as of August 10, 2018, from The Beneficient Company Group, L.P., as Borrower, to GWG Holdings, Inc., as Lender (the “Note”). The undersigned hereby gives notice pursuant to Section 2.03 of the Note that it will prepay [a portion of the Note in the amount of $_____________] of principal and $[_____________] of interest on [insert date of prepayment]:

The undersigned represents and warrants that the prepayment requested hereby complies with the requirements of the Note.

The Beneficient Company Group, L.P.

By:
Name:
Title:

SCHEDULE 3.02(i)

EXISTING LIENS ON BORROWER’S PROPERTY OR ASSETS

None.